POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned
Ravi Potharlanka, hereby constitute and appoint Thomas A. Scott, my true and lawful attorney-in-fact as follows:

          1. To execute for me and on my behalf in my capacity as a director of FiberTower Corporation, a Delaware corporation (the "Company"), Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder;

          2. To do and perform any and all acts for me and on my behalf that may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such form with the United States
              Securities and Exchange Commission and any stock exchange or similar authority; and

          3. To take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

          I hereby grant to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper in the exercise of any of the rights and powers granted herein as fully to all intents and purposes as I might or could do in person, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney. I acknowledge that the foregoing attorney-in-fact in serving in such capacity at my request is not assuming, and the Company is not assuming, any of my responsibilities to comply with Section 16 of the Act.

          This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of, and any transactions in, securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorney-in-fact.

          IN WITNESS WHEREOF, I have executed this Power of
Attorney as of this 17th day of December 2009.

                                 /s/ Ravi Potharlanka
                                ---------------------------
                                 Ravi Potharlanka